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                                                                    EXHIBIT 4.3



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND THEREFORE THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION THEREUNDER OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

UPON THE OCCURRENCE OF CERTAIN EVENTS, PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED HEREIN).



                          MEDICAL SCIENCE SYSTEMS, INC.
                          SUBORDINATED PROMISSORY NOTE


$___________                                          Dated:  August 19, 1997


         FOR VALUE RECEIVED, the undersigned, MEDICAL SCIENCE SYSTEMS, INC., a Texas corporation (the "Company"), hereby promises to pay to the order of ___________________________ ("Lender"), at the offices of the Company in Newport Beach, California, or at such other place as Lender may designate and so notify the Company, the principal sum of ____________ ($____________), with interest thereon from the date hereof at the rate per annum equal to ten percent (10%), principal and interest payable as described herein.

1. Payment of Principal and Interest. Except as otherwise specifically provided below, interest will accrue at the rate of ten percent (10%) per annum, simple interest, on the unpaid principal amount of this Note. All principal of and interest accrued on this Note shall be payable on the earlier of (i) October 18, 1998, fourteen (14) months from the date of issuance, or (ii) the closing of any sale of equity securities of the Company which results in the receipt by the Company of gross proceeds in excess of $6,000,000. Any payment pursuant hereto shall first be applied to interest due and owing at the date of such payment, and whatever remains after the amount of such interest is deducted from such payment shall be applied to the principal balance due hereunder, and the interest upon the portion of principal so credited shall thereupon cease. Subject to the provisions of the following paragraph, the Company shall have the right, without penalty, to prepay the indebtedness represented hereby in part or in full at any time or times during the term hereof. Any prepayment pursuant hereto shall first be applied to interest due and owing at the date of such payment, and whatever remains after the amount of such interest is deducted from such prepayment shall be applied to the principal balance due hereunder, and the interest upon the portion of principal so credited shall thereupon cease.

2. Events of Default.

         (a) Definition. For purposes of this Note, the occurrence of any of the following events shall be an event of default ("Event of Default"):

                  (i) the Company fails to pay when due the full amount of interest then accrued on this Note, or fails to pay when due the full amount of any principal payment on this Note, and (in either case) such nonpayment continues for ten (10) days;

                  (ii) the Company fails to perform or observe any other material provision contained in this Note, or any other agreement executed in connection with the transactions contemplated by this Note, and such default continues for a period of thirty (30) days after receipt of written notice thereof;

                  (iii) any representation or warranty made in any of the Agreements, or in any writing furnished by the Company to the Lender, is false or misleading (taken as a whole) in any materially adverse respect on the date made or furnished; or


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                  (iv) the Company makes an assignment for the benefit of
         creditors or admits in writing its inability to pay its debts as they become due; or an order, judgment or decree is entered adjudicating the Company to be bankrupt or insolvent is entered under the federal Bankruptcy Code; or the Company petitions or applies for the appointment of a custodian, trustee, receiver or liquidator of the Company, or any substantial parts of the assets of the Company; or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding commenced, against the Company and either (A) the Company by any act indicates its approval thereof or (B) such petition, application or proceeding is not dismissed within 60 days.

         (b) Consequences of Events of Default.

                  (i) If any Event of Default has occurred, subject to the rights of Senior Lenders under Section 3 below, the Lender may demand (by written notice delivered to the Company) immediate payment of all or any portion of the outstanding principal amount of this Note, plus all interest accrued thereon to date.

                  (ii) Subject to the rights of Senior Lenders under Section 3 below, the Lender may exercise or enforce any of the other rights that Lender may have under applicable law.

3. Subordination Provisions.

         (a) Agreement to Subordinate. The Lender agrees that the indebtedness of the Company to the Lender evidenced by this Note, and interest and premiums, if any, thereon and other amounts payable in respect thereof or in connection therewith, and any other amounts payable subsequent to the date hereof pursuant to, in respect of or in connection with this Note (the "Subordinated Debt") is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of all obligations of the Company now or hereafter existing under any secured borrowings by the Company, whether such borrowings be in the form of a loan, equipment lease financing or pursuant to any other financing arrangement with a bank, equipment lease company or other financial institution, or individual or entity providing bridge financing to the Company, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to below, whether or not such interest accrues after the filing of such petition for purposes of the Federal Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise (such obligations being the "Senior Obligations"). For the purposes of this Note, the Senior Obligations shall not be deemed to have been paid in full unless and until the lenders thereunder (the "Senior Lenders") shall have received payment of the Senior Obligations in full in cash.

         (b) Events of Subordination.

                  (i) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Company or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Federal or State bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise, the Senior Lenders shall be entitled to receive payment in full of the Senior Obligations before the Lender is entitled to receive any payment of all or any of the Subordinated Debt, and any further payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshaling or otherwise shall be paid or delivered directly to the Senior Lenders for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been paid in full.


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                  (ii) The Lender shall not take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt unless (A) on the date as of which the calculation of such payment there is no existing or continuing event of default under the Senior Obligations (a "Senior Default") or any event which with the giving of notice or passage of time, or both, would constitute a Senior Default, (B) on the date on which payment is to be made there is no existing or continuing Senior Default or any event which with the giving of notice or passage of time, or both, would constitute a Senior Default, and (C) the payment of the Subordinated Debt does not create a Senior Default or any event which with the giving of notice or passage of time, or both, would constitute a Senior Default. If the conditions set forth in clauses (A) and (B) above are satisfied, the Company shall pay to the Lender the amount of the Subordinate Debt to the extent that such payment does not create a Senior Default. Any cure or waiver of a Senior Default shall in no way prevent the occurrence of an additional Senior Default or any event which with the giving of notice or passage of time, or both, would constitute a Senior Default under the Senior Obligations. In addition, unless each of the three payment conditions set forth above in clauses (A) through (C) is fulfilled, the Subordinated Debt may not be accelerated (either by the action of any person or by its terms) and no holder of any Subordinated Debt may commence any suits or actions, make any claims or take any other act to obtain payment under or respect of the Subordinated Debt.

                  (iii) In the event that any Subordinated Debt is declared due and payable before its stated maturity, the Senior Lenders shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Obligations before the Lender is entitled to receive any payment by the Company on account of the Subordinated Debt.

                  (iv) Upon obtaining actual knowledge that any Senior Default or any event which with the giving of notice or passage of time, or both, would constitute a Senior Default under the Senior Obligation shall have occurred or that any such Senior Default or any event which with the giving of notice or passage of time, or both, would constitute a Senior Default shall have been cured, the Senior Lenders (as the case may be) shall give notice thereof to the Company; provided, however, that in no event shall a delay in giving, or the failure to give, such notice in any way affect the enforceability or validity of the subordination provisions of this Note.

         (c) In Furtherance of Subordination. So long as any amount of Subordinated Debt remains payable under this Note, each Lender agrees as follows:

                  (i) If any bankruptcy of similar proceeding is commenced by or against the Company, the Senior Lenders are hereby irrevocably authorized and empowered (in their own name or in the name of the Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in
         Section 3(a) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Lenders hereunder.

                  (ii) Except as set forth in this Section 3(c), all payments or distributions upon or with respect to the Subordinated Debt which are received by the Lender contrary to the provisions of Section 3 of this Note shall be received in trust for the benefit of the Senior Lenders, shall be segregated from other funds and property held by the Lender and shall be forthwith paid over to the Senior Lenders in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Senior Obligations.

                  (iii) The Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.


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         (d) No Commencement of Any Proceeding. The Lender agrees that, so long as payments or distributions for or on account of the Subordinated Debt are not permitted pursuant to Section 3(b), the Lender will not take, sue for, ask or demand from the Company payment of all or any of the Subordinated Debt, or commence, or join with any creditor other than the Senior Lenders in commencing, directly or indirectly cause the Company to commence, or assist the Company in commencing, any bankruptcy or similar proceeding.

         (e) Rights of Subrogation. The Lender agrees that no payment or distribution to the Senior Lenders pursuant to the provisions of this Note shall entitle the Lender to exercise any right of subrogation in respect thereof until the Senior Obligations shall have been paid in full.

         (f) Subordination Legend; Further Assurances. The Company will cause each Note to be endorsed with the following legend:

UPON THE OCCURRENCE OF CERTAIN EVENTS, PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS HEREINAFTER DEFINED).

         The Company and the Lender will, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Company's request, cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend. The Company and the Lender each will, at the Company's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary for the Senior Lenders in order to protect any right or interest granted hereby or to enable the Senior Lenders to exercise and enforce their respective rights and remedies hereunder.

         (g) Notes in Respect of Subordinated Debt.

                  (i) The Lender agrees that it will not:

                      A. Convert or exchange any of the Subordinated Debt into or for any other indebtedness of the Company;

                      B. Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition (1) is to a person or entity other than the Company or any subsidiary of the Company and (2) is made expressly subject to this Section 3; or

                      C. Permit the terms of any of the Subordinated Debt to be changed in such a manner as to have an adverse effect upon the rights or interests of the Senior Lenders hereunder.

                  (ii) The Lender shall, to the extent the Lender has knowledge thereof, promptly notify the Company of the occurrence of any Event of Default under the Note.


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                  (iii) The Company agrees that it will notify the Lender of any
Senior Default or any event which with the giving of notice or passage of time, or both, would constitute a Senior Default under the Senior Obligations of which it has knowledge; provided, however, that in no event shall any delay in giving, or any failure to give, any such notice in any way affect the enforceability or validity of this Note.

         (h) Actions by Company. The Company agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Note.

         (i) Waiver. The Lender by acceptance of this Note, and the Company, by execution of this Note, for the benefit of the Senior Lender, each hereby waives promptness of notice, diligence, notice of acceptance and any other notice (except notice of any Senior Default or any event which with the giving of notice or passage of time, or both, would constitute a Senior Default) with respect to any of the Senior Obligations and any requirement that the Senior Lenders protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral.

         (j) Amendments, Etc. No amendment or waiver of any provision of this Note, and no consent to any departure by the Lender or the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Senior Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (k) Continuing Note; Assignments. The provisions of this Note constitute a continuing Note and shall (A) remain in full force and effect until the payment in full of the Subordinated Debt, (B) inure to the benefit of and be binding upon the Lender, the Company and their respective successors and assigns, and (C) inure to the benefit of, be binding upon, and be enforceable by, the Senior Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (C), the Senior Lenders may assign or otherwise transfer all or any portion of its rights and obligations under the Senior Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof.

4. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note shall not be amended and the Company shall not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless the Company has received written consent from the Lender.

5. Attorneys' Fees. In the event any judicial proceedings are instituted to enforce or interpret the rights and obligations of the Company and the Lender under this Note, the prevailing party in such proceeding shall be entitled to reasonable attorneys' fees and costs.

6. Governing Law. This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California, without regard to any choice of law or conflict of law provisions thereof.

7. Severability. Should any provision of this Note be declared or be determined by any court to be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note, and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. Notices. All notices, requests and other communications required or permitted under this Note shall be in writing and may be delivered personally or sent by first class mail, postage prepaid and addressed as follows:


                  To Debtor:    MEDICAL SCIENCE SYSTEMS, INC.
                                4400 MacArthur Blvd., Suite 980
                                Newport Beach, California 92660
                                Attention: Paul J. White

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                  To Lender:
                                --------------------------------

                                --------------------------------

                                --------------------------------


Any notice, request or other communication under this Note shall be effective when received by the addressee, but if sent by registered or certified mail postage prepaid and addressed as provided above, it shall be effective exactly three (3) business days after deposit in the United States Mail anywhere in the United States. The parties may change their addresses as listed above by giving notice of the new address to the other party in conformity with this section.


         IN WITNESS WHEREOF, the Company has caused a duly authorized officer to execute and deliver this Note as of the date first written above.

                                MEDICAL SCIENCE SYSTEMS, INC.
                                (the "Company")


                                By:
                                    --------------------------------
                                    Paul J. White


                                LENDER

                                ------------------------------------
                                Signature


                                ------------------------------------
                                Printed Name